        EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Dollars in millions except ratios)


                                           Three months      Year ended    Year ended   Year ended   Year ended    Nine months
                                       ended September 30,    June 30,      June 30,     June 30,     June 30,    ended June 30,
                                             1998               1998          1997         1996        1995           1994
                                       -------------------   ----------    -----------  ----------    -------      -------------
                                         (Restated)*
FIXED CHARGES
   Interest expense                         $  6.9          $   10.4        $10.9         $ 5.1       $ 3.7           $  3.5
   Portion of rent expense
    representative of interest                 4.1              15.0          9.4           9.4         5.9              5.6
                                             -----           -------        -----         -----       -----           ------
                                              11.0              25.4         20.3          14.5         9.6              9.1

Preferred dividend requirement                 5.8              23.5         23.5          37.7        14.5              8.7
                                            ------           -------        -----         -----       -----           ------
Combined fixed charges and
    preferred dividend                      $ 16.8           $  48.9        $43.8         $52.2       $24.1           $ 17.8
                                            ======           =======        =====         =====       =====           ======
EARNINGS
   Income (loss) from continuing
    operations before income
    taxes, discontinued operations,
    fresh-start reporting adjustment
    and extraordinary item                  ($18.8)(1)       ($237.5)(2)   ($22.3)(3)     $94.9 (4)   $ 6.9(5)        $ 18.4
   Fixed charges per above                    11.0              25.4         20.3          14.5         9.6              9.1
                                            ------          --------       ------         -----       -----           ------
                                            ($ 7.8)          ($212.1)       ($2.0)       $109.4       $16.5           $ 27.5
                                            ======          ========       ======         ======      =====           ======
Ratio of earnings to combined
  fixed charges and preferred dividends         --                --           --           2.1          --              1.5
                                            ======           =======       ======         =====       =====           ======
Coverage deficiency                         ($24.6)          $(261.0)      $(45.8)           --      $ (7.6)              --
                                            ======           =======       ======         =====      ======           ======



                                                          Predecessor
                                                            Company
                                                       -----------------
                                                       Three months ended
                                                       September 30, 1993
                                                       -------------------
FIXED CHARGES
   Interest expense                                          $ 1.2
   Portion of rent expense
      representative of interest                               2.7
                                                             -----
                                                               3.9

   Preferred dividend requirement                               --
                                                             -----
Combined fixed charges and
     preferred dividend                                      $ 3.9
                                                             =====
EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                                 ($8.5)
   Fixed charges per above                                     3.9
                                                             -----
                                                             ($4.6)
                                                             =====
Ratio of earnings to combined
   fixed charges and preferred dividends                        --
                                                             =====
Coverage deficiency                                          $(8.5)
                                                             =====


 * The operating results for the quarter ended September 30, 1998 have been restated to reflect certain modifications as discussed in Note A to the consolidated financial statements
(1) Includes $8.3 million of acquisition-related charges
(2) Includes $62.0 million of acquisition-related, restructuring and Chapter 11-related charges
(3) Includes $36.3 million of acquisition-related, restructuring and Chapter 11-related charges
(4) Includes $(1.1) million of acquisition-related, restructuring and Chapter 11-related charges
(5) Includes $62.1 million of acquisition-related, restructuring and Chapter 11-related charges